UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (August 27, 2017)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of PDC Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 31, 2017 (the “Original Form 8-K”), which reported the appointment of Mark E. Ellis to serve as a Class III director of the Company.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(d)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2017, the Board of Directors of the Company appointed Mr. Ellis to its Compensation Committee and its recently formed Midstream Committee.  In addition to Mr. Ellis’s participation in the Company’s standard non-employee director compensation arrangements, which were disclosed in the Original Form 8-K, Mr. Ellis will receive compensation identical to other members of such committees, consisting of (i) an annual cash retainer equal to $12,000 payable in quarterly installments for his service on the Compensation Committee and (ii) an annual cash retainer equal to $10,000 payable in quarterly installments for his service on the Midstream Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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